UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 1, 2008
EXTERRAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive,
Houston, Texas		77060

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 836-7000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Press Release

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On August 6, 2008, Exterran Holdings, Inc. (“Exterran”) announced that Exterran and Brian A. Matusek, the Company’s Senior Vice President and Chief Operating Officer, have terminated their employment relationship as of that date. Mr. Matusek is party to a change of control agreement with Hanover Compressor Company, the obligations of which Exterran has assumed. Mr. Matusek will be paid certain benefits under his change of control agreement because his termination of employment will occur within one year from the date Hanover experienced a change of control, as defined in the agreement. The benefits to be paid to Mr. Matusek are described in Exterran’s proxy statement relating to its 2008 annual meeting of stockholders, as filed with the Securities and Exchange Commission on April 3, 2008. Mr. Matusek’s change of control agreement was included as Exhibit 10.2 to Hanover Compressor Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2005, and an amendment thereto was included as Exhibit 10.20 to Exterran’s current report on
Form 8-K filed on August 23, 2007.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Exterran Holdings, Inc. and Exterran Partners, L.P. dated August 6, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.
August 6, 2008	By:	/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President and Chief Financial Officer

Exhibit Index
99.1	Press release of Exterran Holdings, Inc. and Exterran Partners, L.P. dated August 6, 2008